Prospectus Supplement No. 1 To Prospectus dated August 7, 2007	Filed Pursuant to Rule 424(b)(7) Registration No. 333-145174

SiRF Technology Holdings, Inc.

5,992,159 Shares of Common Stock

This prospectus supplement no. 1 updates and amends certain information contained in the prospectus dated August 7, 2007, relating to the sale or other disposition of shares of our common stock, or interests therein, by certain selling stockholders. The shares of common stock offered under the prospectus were issued pursuant to an Agreement and Plan of Merger, dated June 21, 2007, by and among us, Spartacus I Acquisition Corp., a California corporation and our wholly owned subsidiary, Spartacus II Acquisition Corp., a California corporation and our wholly owned subsidiary, and Centrality Communications, Inc., a California corporation, and solely with respect to Article 6 and Article 9, Teh-Tsung Lai, as Shareholder Agent. This prospectus supplement no. 1 is not complete without, and may not be utilized except in connection with, the accompanying prospectus. This prospectus supplement no. 1 is qualified by reference to the prospectus, except to the extent that the information in this prospectus supplement no. 1 supersedes the information contained in the prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page 3 of the accompanying prospectus.

The date of this prospectus supplement no. 1 is August 7, 2007

The information in the table under the caption “Selling Stockholders” in the prospectus is modified by adding the information below with respect to persons not previously listed in the prospectus, and by superseding the information with respect to persons listed below who were previously listed in the prospectus with the information that is set forth below.

SELLING STOCKHOLDERS

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholders	Number	Percent		Number	Percent
Acer Technology Venture Fund L.P.	110,256	*	110,256	0	0

Bautista, John V.	824	*	824	0	0

Brownell, Robert	4,803	*	4,803	0	0

Budworth Investment Limited	94,521	*	94,521	0	0

Charles Schwab FBO: John Bautista	557	*	557	0	0

Chen, Eric S.	24,967	*	24,967	0	0

Chen, Ying-Hsin (Mike)	8,556	*	8,556	0	0

Chou, Wen Yen	732	*	732	0	0

Enspire Technology Pte Ltd	11,025	*	11,025	0	0

Flufar, LTD	9,987	*	9,987	0	0

Fortune Holdings Investment, Ltd.	27,464	*	27,464	0	0

FV Investors II A, L.P.	7,770	*	7,770	0	0

FV Investors II QP, L.P.	23,310	*	23,310	0	0

Han, Wanjin	3,756	*	3,756	0	0

Harbinger Venture Capital Corporation	144,791	*	144,791	0	0

HEWM/VLG Investments LLC	5,937	*	5,937	0	0

Hu, Chi Chiang (Johnny)	559	*	559	0	0

Huang, Chih-Yuan	1,124	*	1,124	0	0

ID6 Fund L.P.	168,723	*	168,723	0	0

IP Fund One, L.P.	405,893	*	405,893	0	0

Li, Xiao Wei	172	*	172	0	0

Liang, Yung-Ling (Kenny)	3,445	*	3,445	0	0

Lin, Zhi Song	1,142	*	1,142	0	0

Liu, Chien Chih (C.C.)	1,220	*	1,220	0	0

Lu, Kuo Chen	803	*	803	0	0

Luh, Shin Nan	976	*	976	0	0

Menlo Entrepreneurs Fund IX(A), L.P.	7,795	*	7,795	0	0

Menlo Entrepreneurs Fund IX, L.P.	59,823	*	59,823	0	0

Menlo Ventures IX, L.P.	1,812,843	*	1,812,843	0	0

MMEF IX, L.P.	34,809	*	34,809	0	0

Orrick Investments 2005 LLC	1,953	*	1,953	0	0

Pacven Walden Venture Parallel A, C.V.	3,762	*	3,762	0	0

Pacven Walden Venture V Associates Fund, L.P.	766	*	766	0	0

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering (1)
Selling Stockholders	Number	Percent		Number	Percent
Pacven Walden Ventures V-QP Associates Fund, L.P.	4,163	*	4,163	0	0

Peter C. and Pat T. Chen Living Trust dtd 7/22/96	73,504	*	73,504	0	0

Tang, Li	4,823	*	4,823	0	0

Tsai, Chi-Jen	11,126	*	11,126	0	0

Wang, Chingyi	244	*	244	0	0

Wang, Fang	172	*	172	0	0

Wang, Hua Ping	562	*	562	0	0

Wang, Yi Jia	502	*	502	0	0

Wang, Yu San	2,067	*	2,067	0	0

WS Investments Co. 99A	5,504	*	5,504	0	0

Wu, Alice Wei	12,128	*	12,128	0	0

Xia, Renxin	36,981	*	36,981	0	0

Xu, Yang	286	*	286	0	0

Yu, Jung Mao	1,938	*	1,938	0	0

Zeng, Zhao Ping	763	*	763	0	0

Zhang, Huiling	3,756	*	3,756	0	0

Zhu, Weikang	1,447	*	1,447	0	0

Zhuo, Weijie	964	*	964	0	0

*	Less than 1%

(1)	Percentages are based on 53,410,775 shares of our common stock outstanding on July 31, 2007.

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